EXHIBIT 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	ORDINARY SHARES
___________ C

CAZADOR ACQUISITION CORPORATION LTD.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARE

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP ___________

This Certifies that ________________________
is the owner of ______________________________

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF THE PAR VALUE OF $0.0001 EACH IN THE ORDINARY SHARE OF

CAZADOR ACQUISITION CORPORATION LTD.

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
The Company will be forced to liquidate if it is unable to complete a business combination by ___________ , 2012 (or ____________, 2012 if a letter of intent, an agreement in principle, or a definitive agreement to consummate a business combination has been entered into prior to ___________, 2012), all as more fully described in the Company’s final prospectus which forms a part of the Registration Statement dated ___________ , 2010.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Executed on behalf of the Company this ________ day of __________, 2010.

By

Director

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors Act
	and not as tenants in common	______________
(State)

Additional Abbreviations may also be used though not in the above list.

Cazador Acquisition Corporation Ltd.

          The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of share or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Ordinary Shares

of the Company represented by the within Certificate, to hold the same unto the transferee, and do hereby irrevocably constitute and appoint
________________________________________________________________________________________Attorney
to transfer the said Ordinary Shares on the books of the within named Company will full power of substitution in the premises.

Dated _____________

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____________________________________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund pursuant to the Investment Management Trust Agreement, dated _______, with Continental Stock Transfer & Trust Company, only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company.  In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund. A copy of the Investment Management Trust Agreement will be made available by the Company upon request by the holder of this certificate.